SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported):          APRIL 15, 2002



                              GROUP MANAGEMENT CORP
             (Exact name of registrant as specified in its charter)



             DELAWARE                  33-19196A             59-2919648
         (State or other              (Commission        (I.R.S. Employer
   jurisdiction of incorporation)     File Number)      Identification No.)


                    13135 DAIRY ASHFORD, SUITE 525
                           SUGAR LAND, TEXAS                     77478
              (Address of principal executive offices)         (zip code)


                                 (281) 295-8400
              (Registrant's telephone number, including area code)




         (Former name or former address, if changed since last report.)


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ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT

     Not  applicable.

ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     Not  applicable.

ITEM  3.          BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable.

ITEM  4.          CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.          OTHER  EVENTS

     On April 15, 2002, Group Management Corp filed its Annual Report on Form 10-KSB dated April 8, 2002 (the "Initial 10-KSB"). On May 1, 2002, the Company filed an amended Annual Report on Form 10-KSB/A dated April 29, 2002 (the "Amended 10-KSB").

     In both the Initial 10-KSB and the Amended 10-KSB, the Company included a consolidated balance sheet of Group Management Corp. as of December 31, 2001, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for the two years then ended. The Amended 10-KSB included the Independent Auditors' Report of Wrinkle, Gardner & Company, P.C.

     The Company elected to list its 88.5% owned subsidiary, Swan Magnetics, Inc. (Swan) as an unconsolidated affiliate because it was precluded from obtaining the necessary information to allow a consolidated financial filing due to Swan's former CEO withholding financial records, making control impractical. Litigation has been initiated to gain control of the books and records.

     The short history of this Company's merger with Swan and the problems that ensued is as follows. At all relevant times prior to June 30, 2001, Eden Kim was the Chairman of the Board and President of Swan. He was also Chairman of the Board of the Company. After the Company purchased 88.5% of the stock of Swan, and while Kim remained the Chairman of the Board of both Swan and the Company, all the needed financial and other information of Swan was provided to the Company. This information was used for the continued management of Swan and for the requisite SEC filings. A dispute with Kim arose in June 2001 and Kim resigned as the Chairman of the Company. Kim remained the President and Chairman of Swan. Thereafter, although Kim continued to agree to provide the Company audited financial statements and other information of Swan he in fact never did. There were numerous requests, both telephonically and written, to Kim requesting and demanding audited financials and other pertinent information regarding Swan. However, despite continued promises to do so, the information was never provided.

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     On  February  26,  2002,  the  Company  terminated Kim as the President and
Chairman of the Board of Swan. In March 2002 the Company sold its interest in Swan to Lumar Worldwide, Inc.

     In March 2002, the Company was served with a lawsuit brought by Swan Magnetics, Inc. in the Superior Court of the State of California, County of Santa Clara. The only defendant in the action is the Company. The Complaint alleges, among other things, that the Company breached its obligations under a promissory note in the principal amount of $2,843,017, that the Company has breached its obligations under a series of settlement documents entered into between Swan and the Company, and that the Company has interfered with contractual relationships between Swan and certain third parties. The total relief sought by Swan is $3,040,000, plus interests, costs, and punitive damages. In separate correspondence, Mr. Eden Kim has alleged that the Company never owned a majority interest in Swan Magnetics, Inc. The Company is vigorously defending this lawsuit although the Company believes that the action lacks merit. The case is at a stage where no discovery has been taken and no prediction can be made as to the outcome of this case.

     The Company intends to request that the court in the above-referenced case order Kim and Swan to turn over to the Company necessary books and records for a full and accurate review as necessary for the Company to include Swan as a consolidated subsidiary. At such time, the Company will amend its Form 10-KSB to include financial statements reflecting the consolidation. Management of the Company is unable to determine what the exact effect of Swan's operations will be on the Company's consolidated financial statements, or when the necessary financial information might be made available.

ITEM  6.          RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.          FINANCIAL  STATEMENTS

     Not  applicable.

ITEM  8.          CHANGE  IN  FISCAL  YEAR

     Not  applicable.

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ITEM  9.          REGULATION  FD  DISCLOSURE

     Not  applicable.

EXHIBITS

     None.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May  1,  2002              Group  Management  Corp.


                                   /s/ Elorian Landers
                                   __________________________
                                   By:     Elorian  Landers
                                   Its:    Chief  Executive  Officer

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